UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 04, 2011 (Date of earliest event reported)
Stillwater Mining Company (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

1321 Discovery Drive (Address of principal executive offices)		59102 (Zip Code)
4063738700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Stillwater Mining Company (the “Company”) was held on May 3, 2011.  The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

Proposal 1 – Election of Directors

The following seven directors were nominated to serve for a one year term expiring at the Annual Meeting of Stockholders to be held in 2012, or when their successors are otherwise duly elected and qualified.  The nine directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld
Craig L. Fuller Patrick M. James Steven S. Lucas Francis R. McAllister Michael S. Parrett Sheryl K. Pressler Michael Schiavone	49,977,771 44,408,172 67,932,798 66,021,772 68,752,010 68,773,576 68,749,209	19,088,071 24,657,670 1,133,044 3,044,070 313,832 292,266 316,633

Proposal 2 - Ratification of the Appointment of KPMG LLP as Independent Registered Accounting Firm.

The stockholders were asked to ratify the appointment of KPMG LLP as Stillwater Mining Company’s independent public accounting firm for the fiscal year ending December 31, 2011.  The appointment was approved by the requisite vote of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain
80,429,330	1,816,461	158,356

Proposal 3 – Say on Pay – An advisory vote on the approval of executive compensation.

For	Against	Abstain
59,888,305	6,653,742	2,523,795

Proposal 4 – Say When on Pay – An advisory vote on the approval of the frequency of stockholder votes on executive compensation.

For 1 year option	For 2 year option	For 3 year option	Abstain
62,679,556	247,217	5,987,795	151,274

Proposal 5 – Proposal to approve changes to the Certificate of Incorporation.

For	Against	Abstain
17,436,434	51,531,475	97,933

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 04, 2011	STILLWATER MINING COMPANY By: /s/ John R. Stark John R. Stark Executive Vice President